Exhibit 10.2
RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE KITTY HAWK
2003 LONG-TERM EQUITY INCENTIVE PLAN
     1. Award of Restricted Stock Units. Pursuant to the Kitty Hawk 2003 Long-Term Equity Incentive Plan (the “Plan”) for Employees, Consultants and Outside Directors of Kitty Hawk, Inc., a Delaware corporation (“Kitty Hawk”), and its Subsidiaries (collectively with Kitty Hawk, the “Company”),

(the “Participant”)
     has been granted an Award under the Plan for                      Restricted Stock Units (the “Awarded Units”) which may be converted into the number of shares of Common Stock of the Company equal to the number of Restricted Stock Units, subject to the terms and conditions of the Plan and this Restricted Stock Unit Award Agreement (this “Agreement”) and to adjustment in accordance with Section 7 below. The Date of Grant of this Restricted Stock Unit Award is                                         , 200___. Each Awarded Unit shall be a notional share of Common Stock, with the value of each Awarded Unit being equal to the Fair Market Value of a share of Common Stock at any time.
     2. Subject to Plan. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent inconsistent with the provisions of this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.
     3. Vesting; Forfeiture. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Awarded Units shall become vested as follows:
     a. one-fourth of the total Awarded Units shall become vested on the three month anniversary of the Date of Grant provided the Participant is employed by (or, if the Participant is a Consultant or Outside Director, is providing services to) the Company from the Date of Grant to such date.
     b. one-fourth of the total Awarded Units shall become vested on the six month anniversary of the Date of Grant, provided the Participant is employed by (or, if the Participant is a Consultant or Outside Director, is providing services to) the Company from the Date of Grant to such date.
     c. one-fourth of the total Awarded Units shall become vested on the nine month anniversary of the Date of Grant, provided the Participant is employed by (or, if the Participant is a Consultant or Outside Director, is providing services to) the Company from the Date of Grant to such date.

     d. one-fourth of the total Awarded Units shall become vested on the one year anniversary of the Date of Grant, provided the Participant is employed by (or, if the Participant is a Consultant or Outside Director, is providing services to) the Company from the Date of Grant to such date.
     Awarded Units which have become vested pursuant to the terms of this Section 3 are collectively referred to herein as “Vested RSUs.” All other Awarded Units are collectively referred to herein as “Unvested RSUs.”
     The above vesting schedule shall cease and no Unvested RSUs shall vest upon the Participant’s Termination of Service for any reason whatsoever. Upon the Participant’s Termination of Service, and effective as of 5 p.m. on the Participant’s Termination of Service, the Participant shall be deemed to have forfeited all of the Participant’s Unvested RSUs. Upon any forfeiture, all rights of the Participant with respect to the Unvested RSUs shall cease and terminate, without any further obligation on the part of the Company. Notwithstanding anything else to the contrary herein, upon the occurrence of a Change of Control, all Unvested RSUs shall immediately vest and become Vested RSUs.
     4. Conversion of Vested RSUs. Upon the earlier to occur of (i) Participant’s Termination of Service, (ii) a Change of Control or (iii) the four year anniversary of the Date of Grant (the “Conversion Date”), the Awarded Units shall be converted into whole shares of Common Stock equal in number to the Vested RSUs determined in accordance with Section 3 above, provided the Participant is employed by (or, if the Participant is a Consultant or Outside Director, is providing services to) the Company from the Date of Grant to the date of such Termination of Service, Change of Control or Conversion Date.
     Notwithstanding the foregoing, the Participant may make an election pursuant to the provisions of this Agreement to defer the conversion of the Awarded Units for an additional period after the original Conversion Date therefor (“Second Election”). Such a Second Election shall be made at least twelve (12) months prior to the original Conversion Date and shall defer the original Conversion Date set forth in Section 4(iii) above for not less than five (5) years after such original Conversion Date. A Second Election shall be by a written notice sent by the Participant to the Company in a form approved by the Company.
     Such shares of Common Stock shall be distributed to the Participant (or his or her estate or personal representative, as the case may be) within thirty (30) days following the date on which the Participant’s Termination of Service, Change of Control or Conversion Date occurs, as the case may be. From and after the date of receipt of such shares, the Participant (or the Participant’s estate or personal representative, as the case may be) shall have full rights of transfer or resale with respect to such stock subject to applicable state and federal laws and regulations. As used herein, the term Change of Control shall have the meaning provided in the Plan, regardless of any different definition of Change of Control contained in the Participant’s employment agreement with the Company (if any).
     Notwithstanding the foregoing provisions of this Section 4, in the event this Award is subject to Section 409A of the Code, then, (i) in lieu of the definition of “Change of Control” specified in the Plan and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Change of Control” for purposes of this Award shall be the definition provided for under Section 409A of the Code and the regulations or other guidance issued thereunder; and (ii) in the case of a distribution on account of any Termination of Service other than death, distribution on behalf of a Participant who is a “specified employee,” as defined in Section 409A of the Code, shall not occur until the date which is the earlier of (x) six (6) months following the date of said Participant’s employment termination, or (y) the date of said Participant’s death.

     During the lifetime of the Participant, the Common Stock received upon conversion of Vested RSUs may only be received by the Participant or his or her legal representative. If the Participant dies prior to the date his or her Vested RSUs are converted into shares of Common Stock as described in Section 3 above, the Common Stock relating to such converted Vested RSUs shall be distributed to the Participant’s estate.
     In the event of a conflict between the time of vesting of Unvested RSUs or the time of conversion of Vested RSUs in this Agreement and a Participant’s employment agreement with the Company (if any), the terms of this Agreement shall control such timing.
     Notwithstanding anything to the contrary in this Agreement, if the Participant’s Termination of Service is as a result of the Company terminating the Participant’s service as an employee for Cause (as defined below), no Awarded Units shall be converted into shares of Common Stock and the Participant’s rights under this Agreement shall immediately terminate and be forfeited, including without limitation any right to receive anything of value from the Company for Vested RSUs. “Cause” shall mean Participant’s (i) conviction by a court of competent jurisdiction of a felony or serious misdemeanor involving moral turpitude; (ii) willful disregard of any written directive of the Board, provided the written directive is not inconsistent with the Certificate of Incorporation or Bylaws of the Company or applicable law; (iii) breach of his or her fiduciary duty under circumstances that involve personal profit; (iv) breach of a material term of his or her employment agreement (if any) with the Company (or one of its Subsidiaries); or (v) neglect of his or her duties that has a material adverse effect on the Company.
     5. No Fractional Shares. Vested RSUs may be converted only with respect to full shares, and no fractional share of stock shall be issued.
     6. Rights as Shareholder. The Participant will have no rights as a shareholder with respect to any shares covered by this Agreement until the issuance of a certificate or certificates to the Participant upon the conversion of Vested RSUs. The Awarded Units shall be subject to the terms and conditions of this Agreement regarding such shares. Except as otherwise provided in Section 7 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.
     7. Adjustment of Number of Awarded Units and Related Matters. The number of Awarded Units shall be subject to adjustment in accordance with Articles 11 - 13 of the Plan.
     8. The Participant’s Acknowledgments. The Participant acknowledges receipt of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Awarded Units subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.
     9. Execution of Documents. The Participant, by his or her execution of this Agreement, hereby agrees to execute any documents requested by the Company in connection with the conversion of the Awarded Units into shares of Common Stock pursuant to this Agreement.
     10. Community Property. Each spouse individually is bound by, and such spouse’s interest, if any, in any Awarded Units is subject to, the terms of this Agreement. Nothing in this Agreement shall create a community property interest where none otherwise exists.

     11. Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Company will not be obligated to issue any shares to the Participant hereunder if the issuance of such shares shall constitute a violation by the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.
     12. Investment Representation. Unless the Common Stock is issued to him or her in a transaction registered under applicable federal and state securities laws, by his or her execution hereof, the Participant represents and warrants to the Company that all Common Stock issued hereunder will be acquired by the Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to him or her in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.
     13. Legend. The following legend shall be inserted on a certificate evidencing Common Stock issued upon the conversion of the Awarded Units if the shares were not issued in a transaction registered under the applicable federal and state securities laws:
“SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND NOT FOR RESALE, TRANSFER OR DISTRIBUTION, HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE STATE AND FEDERAL SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO EFFECTIVE REGISTRATION UNDER SUCH LAWS, OR IN TRANSACTIONS OTHERWISE IN COMPLIANCE WITH SUCH LAWS, AND UPON EVIDENCE SATISFACTORY TO THE COMPANY OF COMPLIANCE WITH SUCH LAWS, AS TO WHICH THE COMPANY MAY RELY UPON AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY.”
     14. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).
     15. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company, whether as an employee, a board member or as a Consultant, or to interfere with or restrict in any way the right of the Company to discharge the Participant as an employee, a board member or Consultant at any time.
     16. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this

Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.
     17. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.
     18. Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.
     19. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     20. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.
     21. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.
     22. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.
     23. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.
     24. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

     a. Notice to the Company shall be addressed and delivered as follows:
Kitty Hawk
P.O. Box 612787
1515 West 20th Street — 2nd Floor
DFW International Airport, TX 75261
Attn: Stock Plan Administrator
Facsimile: (972) 456-2449
     With a copy to the Secretary of the Company.
     b. Notice to the Participant shall be addressed and delivered as set forth on the signature page.
     25. Tax Requirements. The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement. Unless the Company otherwise consents in writing to an alternative withholding method, if the Participant is an employee of the Company, the Company shall withhold the number of shares to be delivered upon the conversion of the Vested RSUs with an aggregate Fair Market Value that equals (but does not exceed) the amount of any Federal, state, local, or other taxes required by law to be withheld in connection with this Award. The Company, in its sole discretion and prior to the date of conversion, may also permit the Participant receiving shares of Common Stock upon conversion of Vested RSUs to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award. Such payments shall be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment, if the Company, in its sole discretion, so consents in writing, may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the Participant to the Company of shares of Common Stock other than (A) Restricted Stock or (B) Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds the required tax withholding payment; or (iii) any combination of (i) or (ii). The Company also may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.
* * * * *

     IN WITNESS WHEREOF, the Company has caused this Restricted Stock Unit Award Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Restricted Stock Unit Award Agreement, as of the date specified in Section 1 hereof.

COMPANY:

By:

Name:

Title:

PARTICIPANT:

Signature

Name:

Address: